Exhibit 23.2

To Whom It May Concern:

We hereby consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated April 11, 2016 in The Teardroppers Inc. Post-Effective Amendment No. 1 to Form S-1 dated April 25, 2016 on the balance sheets of The Teardroppers Inc. as of December 31, 2015 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2015 which appear in such Amendment.

/s/ Pritchett, Siler & Hardy, P.C

Pritchett, Siler & Hardy, P.C

Salt Lake City, Utah 84111

October 24, 2017